                                                                     EXHIBIT 1.1

                               OCCUSYSTEMS, INC.

                  6% Convertible Subordinated Notes due 2001

                              PURCHASE AGREEMENT



                                                               December 18, 1996



DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
ALEX. BROWN & SONS INCORPORATED
PIPER JAFFRAY INC.
c/o Donaldson, Lufkin & Jenrette
     Securities Corporation
277 Park Avenue
New York, New York 10172

Dear Sirs:

     OccuSystems, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation, Alex. Brown & Sons Incorporated and Piper Jaffray Inc. (each, an "Initial Purchaser"), $85,000,000 aggregate principal amount of its 6% Convertible Subordinated Notes due 2001 (the "Firm Notes"). The Company also proposes to issue and sell to the Initial Purchasers not more than an additional $12,750,000 principal amount of its 6% Convertible Subordinated Notes due 2001 (the "Additional Notes"), if requested by the Initial Purchasers as provided in Section 1 hereof. The Firm Notes and the Additional Notes are herein collectively referred to as the "Notes." The Notes are to be issued pursuant to an indenture (the "Indenture") to be dated as of December 24, 1996 between the Company and United States Trust Company of New York, as trustee (the "Trustee"), pursuant to which the Notes, as provided therein, will be convertible at the option of the holders thereof into shares of the Company's common stock, par value $.01 per share (the "Common Stock"). The Notes and the Common Stock issuable upon conversion thereof are herein collectively referred to as the "Securities". The Securities and the Indenture are more fully described in the Final Offering

Memorandum (as hereinafter defined). Capitalized terms used in the Final Offering Memorandum without definition herein have the respective meanings specified in the Final Offering Memorandum.

     The Securities will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (collectively with the rules and regulations of the SEC thereunder, the "Act"). The Initial Purchasers have advised the Company that they will offer and sell the Securities purchased by them hereunder in accordance with Section 5 hereof as soon as the Initial Purchasers deem advisable after the execution and delivery of this Agreement.

     In connection with the offer and sale of the Securities, the Company has prepared a preliminary offering memorandum, dated December 3, 1996 (the "Preliminary Offering Memorandum"), and a final offering memorandum, dated December 18, 1996 (the "Final Offering Memorandum"). Each of the Preliminary Offering Memorandum and the Final Offering Memorandum sets forth certain information concerning the Company and the Securities. The term "Preliminary Offering Memorandum" and "Final Offering Memorandum" as used herein shall include all documents incorporated by reference therein. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Final Offering Memorandum, and any amendment or supplement thereto prepared by the Company, in connection with the offer and sale of the Securities by the Initial Purchasers.

     The holders of the Securities will be entitled to the benefits of a registration rights agreement (the "Registration Rights Agreement"), to be dated December 24, 1996, between the Company and the Initial Purchasers, in substantially the form of Exhibit A hereto.

1. Agreements to Sell and Purchase. (a) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to issue and sell and (ii) each Initial Purchaser agrees, severally and not jointly, to purchase from the Company the principal amount of Firm Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto, at a purchase price of 97% of their principal amount (the "Purchase Price").

          (b) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to issue and sell the Additional Notes and (ii) the Initial Purchasers shall have the


                                       2
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right to purchase, severally and not jointly, the Additional Notes from the
Company at the Purchase Price. Additional Notes may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Notes. The Initial Purchasers may exercise their right to purchase Additional Notes in whole or in part from time to time by giving written notice thereof to the Company at any time within 30 days after the date of this Agreement. Donaldson, Lufkin & Jenrette Securities Corporation shall give any such notice on behalf of the Initial Purchasers and such notice shall specify the aggregate principal amount of Additional Notes to be purchased pursuant to such exercise and the date for payment and delivery thereof. The date specified in any such notice shall be a business day (i) no earlier than the Closing Date (as hereinafter defined), (ii) no later than ten business days after such notice has been given and (iii) no earlier than two business days after such notice has been given. If any Additional Notes are to be purchased, each Initial Purchaser, severally and not jointly, agrees to purchase from the Company the principal amount of Additional Notes which bears the same proportion to the total principal amount of Additional Notes to be purchased from the Company as the principal amount of Firm Notes set forth opposite the name of such Initial Purchaser in Schedule I bears to the total principal amount of Firm Notes.

          (c) The Company hereby agrees (and the Company shall, concurrently with the execution of this Agreement, deliver an agreement executed by each of the directors and executive officers of the Company, pursuant to which each such person agrees) not to offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any such Common Stock, for a period of 90 days after the date of the Final Offering Memorandum without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such period the Company may (i) grant stock options and issue and award restricted stock pursuant to the Company's existing stock option and other incentive plans, as such plans may be amended, or any stock option or other incentive plans that may hereafter be adopted by the Company, (ii) issue shares of the Company's Common Stock upon (A) the exercise of an option or warrant or the conversion of a security outstanding on the date hereof or (B) the exercise of any option under any such plan, and (iii) offer, sell, contract to sell, or grant any option to purchase or otherwise dispose of any Common Stock or any securities

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

convertible into or exercisable or exchangeable for Common Stock, or in any manner transfer all or a portion of the economic consequences associated with the ownership of Common Stock, in connection with (A) the acquisition (directly or indirectly) of all or a part of another corporation, partnership, other entity, sole proprietorship, or other business (whether through a merger, consolidation, share exchange, asset acquisition, or otherwise), or (B) the formation of a joint venture with a non-affiliate of the Company; provided that the recipient of any such shares or other securities issued, or economic consequences transferred, pursuant to this clause (iii) agrees in writing to be bound by the foregoing restrictions for the remainder of such 90-day period. In addition, each such director and officer, and any other persons acquiring Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock pursuant to clause (iii) above, may make a bona fide gift or gifts or charitable contributions, or may make a distribution to the stockholders, partners, or other interest holders of such persons, provided that such transferee or transferees similarly agree in writing for the benefit of the Initial Purchasers not to offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of any Common Stock of the Company or securities convertible into or exercisable or exchangeable for such Common Stock transferred to them for a period of 90 days after the date of the Final Offering Memorandum.

          2. Delivery and Payment. (a) Delivery to the Initial Purchasers of and payment for the Firm Notes shall be made at 10:00 A.M., New York City time, on December 20, 1996 (the "Closing Date") at the offices of Vinson & Elkins L.L.P., 3700 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas. The Closing Date and the location of delivery of and the form of payment for the Firm Notes may be varied by agreement between you and the Company.

          (b) Delivery to the Initial Purchasers of and payment for any Additional Notes to be purchased by the Initial Purchasers shall be made at the offices of Vinson & Elkins L.L.P., 3700 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas, at 10:00 A.M., New York City time, on the date specified in the exercise notice given by you pursuant to Section 1(b) (the "Option Closing Date"). Any such Option Closing Date and the location of delivery of and the form of payment for the Additional Notes may be varied by agreement between you and the Company.

          (c) At or prior to the Closing Date and each Option Closing Date, if any, the Company shall execute and deliver for authentication the Notes to be purchased and sold on such date and shall deposit in global form Notes (except for those purchased by institutional "accredited investors", which shall be in definitive form) with The Depository Trust Company ("DTC") for the account or accounts of participants in DTC (including Euroclear and CEDEL, as the case may be) purchasing beneficial interests therein. The Initial Purchasers shall pay or cause the purchase price for such Notes to be paid to or upon the order of the Company by wire transfer of same day funds against delivery of such Notes to or for the respective accounts of the Initial Purchasers. Certificates evidencing the Notes shall be registered in the name of Cede & Co. as nominee of DTC or such other name or names and in such authorized denominations as the Initial Purchasers may request in writing at least two full business days prior to the Closing Date or the Option Closing Date, as the case may be. The Company will permit the Initial Purchasers to inspect such certificates at the New York offices of Donaldson, Lufkin & Jenrette Securities Corporation at least one full business day prior to the Closing Date and each Option Closing Date, if any.

          3.  Agreements.  The Company agrees with each Initial Purchaser that:

          (a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (b) below, as many copies of the Final Offering Memorandum and any amendments and supplements thereto as each Initial Purchaser may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

          (b) At any time prior to the earlier of the expiration of nine months after the date of the Final Offering Memorandum and the date of the completion of the sale of the Securities by the Initial Purchasers, the Company will not amend or supplement the Final Offering Memorandum (including by way of filing with the SEC any document or report that upon such filing would become part of the Final Offering Memorandum) if the Initial Purchasers reasonably object to such amendment or supplement within two business days after receiving a copy thereof, and if at any time prior to the earlier of the expiration of nine months after the date of the Final Offering Memorandum and the date of the completion of the sale of the Securities by the Initial Purchasers, any event occurs as a result of which the Final Offering Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Offering Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers of the same, will prepare and provide to the Initial Purchasers the proposed amendment or supplement which will correct such statement or omission or effect such compliance and will not publish such amendment or supplement if the Initial Purchasers reasonably object to the publication of such amendment or supplement within two business days after receiving a copy thereof.

          (c) The Company will arrange for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions, if any, as the Initial Purchasers may reasonably designate in writing prior to the date of this Agreement and will maintain such qualifications in effect so long as reasonably required for the distribution of the Securities, provided, however, that the Company shall not be required in connection therewith to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process or taxation in any jurisdiction where it is not now so subject. The Company will promptly advise the Initial Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and will use all reasonable efforts to have such suspensions lifted as promptly as practicable.

          (d) During the period of three years after the latest Option Closing Date, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them, except pursuant to an effective registration statement under the Act.

          (e) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the

     Act, except pursuant to a registered public offering as provided in the Registration Rights Agreement.

          (f) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States, except pursuant to a registered public offering as provided in the Registration Rights Agreement.

          (g) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Company will, during any period in which it is not subject to and in compliance with
     Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

          (h) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf will engage in any directed selling efforts in the United States with respect to the Securities, except pursuant to a registered public offering as provided in the Registration Rights Agreement, and each of them will comply with the offering restrictions requirements of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

          (i) The Company will cooperate with the Initial Purchasers and use all reasonable efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company and, with respect to any Securities sold in accordance with Regulation S under the Act, Cedel and Euroclear.

          (j) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing and distribution of the Preliminary Offering Memorandum and the

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     Final Offering Memorandum (including, without limitation, financial statements and supplements thereto), (ii) the preparation, printing (including, without limitation, reasonable word processing and duplication costs) and delivery of this Agreement, the Registration Rights Agreement and the Indenture and all other agreements, memoranda, correspondence and other documents printed and delivered in connection herewith and with the sale of the Securities by the Initial Purchasers to certain purchasers as set forth in Section 5 hereof, (iii) the issuance and delivery of the Securities, (iv) the preparation of certificates for the Securities (including, without limitation, printing thereof), (v) the fees, disbursements and expenses of the Company's counsel and accountants, (vi) all expenses and listing fees in connection with the application for quotation of the Securities on PORTAL, (vii) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Securities by DTC for "book-entry" transfer and eligibility of settlement of transactions in the Securities through Euroclear and Cedel and (iiiv) the performance by the Company of its other obligations under this Agreement.

          4. Representations and Warranties of the Company. The Company represents and warrants to each Initial Purchaser that:

          (a) The Preliminary Offering Memorandum and the Final Offering Memorandum do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph 4(a) shall not apply to statements in or omissions from the Preliminary Offering Memorandum and the Final Offering Memorandum (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to you furnished to the Company in writing by you expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

          (b) Neither the Company, nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Act

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     ("Regulation D")), nor any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

          (c) No securities of the same class as the Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

          (d) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

          (e) None of the Company, its subsidiaries or any of its or their affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (as defined in Regulation S) in the United States with respect to the Securities, and the Company, its subsidiaries and its or their affiliates and all persons acting on its or their behalf have complied with and will comply with the offering restriction requirements of Regulation S.

          (f) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

          (g) The Company has agreed to permit the Securities to be designated PORTAL eligible securities, will pay the requisite fees related thereto and has been advised by the National Association of Securities Dealers, Inc. PORTAL Market ("PORTAL") that the Securities have been designated PORTAL eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.

          (h) The Company will cause the Common Stock issuable upon conversion of the Notes to be listed for quotation on the Nasdaq National Market prior to the 90th day following the latest date of initial issuance of the Notes.

          (i) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture and the Registration Rights Agreement and to issue, sell and deliver the Securities as provided herein and therein.


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

          (j) This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and except as the enforceability hereof may be limited by bankruptcy, rehabilitation, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

          (k) The Indenture has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, rehabilitation, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity, and except to the extent that the waiver contained in Section 4.9 of the Indenture may be unenforceable. The Indenture conforms in all material respects to the description thereof contained in the Final Offering Memorandum.

          (l) The Notes have been duly and validly authorized for issuance by the Company and, when issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture except (1) as the enforceability thereof may be limited by bankruptcy, rehabilitation, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity, and
     (2) to the extent that the waiver contained in Section 4.9 of the Indenture may be deemed unenforceable. The Notes conform in all material respects to the description thereof in the Final Offering Memorandum.

          (m) The Notes are convertible into Common Stock in accordance with the terms of the Indenture; the shares of Common Stock initially issuable upon conversion of the Notes have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Final Offering Memorandum; the Company has the authorized and outstanding capital stock as set forth in the Final Offering Memorandum; and the stockholders of the Company have no preemptive rights with respect to the Notes or the Common Stock issuable upon conversion of the Notes.

          (n) The Registration Rights Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by (i) bankruptcy, rehabilitation, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, (ii) general principles of equity, or (iii) the enforceability of rights to indemnification and contribution thereunder by federal or state securities laws. The Registration Rights Agreement conforms in all material respects to the description thereof in the Final Offering Memorandum.

          (o) The (i) issuance and sale of the Securities by the Company, (ii) execution, delivery and performance by the Company of this Agreement, the Indenture and the Registration Rights Agreement, (iii) compliance by the Company with all the provisions hereof and with the provisions of the Indenture and the Registration Rights Agreement and (iv) the consummation by the Company of the transactions contemplated hereby and by the Indenture and the Registration Rights Agreement will not conflict with, or constitute a breach or a violation of any of the terms or provisions of, or a default under, the certificate of incorporation or by-laws or other governing documents of the Company or any of its subsidiaries, or any indenture, material agreement, or material instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound or to which any of their respective properties is subject or any law, statute, rule, regulation, judgment or decree applicable to the Company or any of its subsidiaries; provided, however, that the repurchase of the Notes upon the consummation of a change of control under the Indenture would constitute a breach of the Loan Agreement.

          (p) The Company is subject to and in material compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

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          (q) The Company is not required to deliver the information specified in Rule 144A(d)(4) in connection with the resale by the Initial Purchasers of the Securities as set forth in Section 5 hereof.

          (r) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement).

          (s) It is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement and the Final Offering Memorandum to register the Securities under the Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          (t) Each of the Company and its subsidiaries that is a corporation has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. Each of the Company's subsidiaries that is a partnership has been duly formed and is currently existing under the laws of its jurisdiction of formation and has the partnership power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (u) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's subsidiaries have been duly authorized and validly issued and, with respect to shares of capital stock, are fully paid and non-assessable, and are owned by the Company or a wholly-owned subsidiary of the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature except for a pledge of the shares of the subsidiaries' stock and other ownership interests to Creditanstalt-Bankverein pursuant to the Amended and Restated Loan and Security Agreement, dated January 3, 1995, as amended, among the Company, OccuCenters, Inc., and Creditanstalt-Bankverein, as agent for the lenders (the "Loan Agreement").

          (v) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive rights, rights of first refusal or other similar rights (in each case created by statute or under the Company's certificate of incorporation or bylaws or any agreement to which the Company is a party) that have not been waived or satisfied.

          (w) The authorized capital stock of the Company conforms in all material respects to the description thereof contained in the Final Offering Memorandum.

          (x) Neither the Company nor any of its subsidiaries is in violation of its respective charter or bylaws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound except for such violations or defaults which, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (y) There are no material legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their respective property is the subject, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated. No contract or document of a character that would be required to be described in the Final Offering Memorandum if the Final Offering Memorandum were a prospectus included in a registration statement on Form S-3 under the Act is not so described.

          (z) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case could reasonably be expected to result in any material adverse change in the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

          (aa) Each of the Company and its subsidiaries has such permits, licenses, franchises, consents, approvals, orders, certificates and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business except for those the absence of which would not result in a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; each of the Company and its subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; each such permit is in full force and effect, each of the Company and its subsidiaries is operating in compliance with its permits, and there are no proceedings pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries that seek to cause any permit material to the conduct or prospects of the business of the Company and its subsidiaries, taken as a whole, to be revoked, withdrawn, cancelled, suspended or not renewed, except where the failure of a permit to be in full force or effect or noncompliance with a permit would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and, except as described in the Final Offering Memorandum, such permits contain no restrictions that are materially burdensome to the Company and its subsidiaries, taken as a whole.

          (bb) Except as otherwise set forth in the Final Offering Memorandum or such as are not material to the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, each of the Company and its subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, to all property and assets described in the Final Offering Memorandum as being owned by it. All leases to which the Company or any of its subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder, which could reasonably be expected to result in any material adverse change in the business, prospects, financial condition or results of operations of the Company and its subsidiaries taken as a whole, and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee other than such exceptions that could not reasonably be expected to result in any material adverse change in the business, prospects, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

          (cc) The Company and each of its subsidiaries maintain reasonably adequate insurance.

          (dd) Arthur Andersen LLP is an independent public accountant with respect to the Company and its subsidiaries, and with respect to Prizm Environmental & Occupational Health, Inc. ("Prizm"), as required by the Act.

          (ee) The consolidated financial statements of the Company and its subsidiaries included in the Final Offering Memorandum present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; the combined financial statements of Prizm incorporated by reference in the Final Offering Memorandum present fairly the combined financial position, results of operations and changes in financial position of Prizm on the basis stated therein at the respective dates or for the respective periods to which they apply; all such statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Final Offering Memorandum (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and Prizm.

          (ff) Each of the Company and its subsidiaries has timely filed all reports required to be filed in connection with federal Medicare and applicable state Medicaid programs and due on or before the date hereof (except where the failure to file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole), and all required reports are true and complete in all material respects; there are no claims, actions or appeals pending (and the Company and its subsidiaries have not filed any thing that would result in any claims, actions or appeals) before any commission, board or agency with respect to any state or federal Medicare or Medicaid cost reports or claims filed by the Company or any of its subsidiaries on or before the date hereof, or with respect to any disallowances by any intermediary, carrier, other insurer, commission, board or agency in connection with any audit of any cost reports that, if adversely determined, would have a material adverse effect on the Company and its subsidiaries, taken as a whole; no validation review or program integrity review related to the Company or any of its subsidiaries has been conducted by any commission, board or agency in connection with federal Medicare or state Medicaid programs, and no such reviews are scheduled, pending or, to the Company's knowledge, threatened against or affecting the Company or any of its subsidiaries; each of the Company and its subsidiaries has timely filed all material reports, data and other information required by any other regulatory agency with authority to regulate the Company, its subsidiaries, or the business of either in any manner, except where the failure to file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and except as disclosed in the Final Offering Memorandum, (i) each of the Company and its subsidiaries is in compliance in all material respects with all rules, regulations and requirements of all regulatory agencies, except where such noncompliance would not have a material adverse effect on the Company and its subsidiaries taken as a whole and (ii) the conduct of the business of each of the Company and its subsidiaries does not violate 42 U.S.C. (S) 1320a-7b (commonly known as the "Anti-Kickback Statute") or 42 U.S.C. (S) 1395nn (commonly known as the "Stark Amendments"), including all amendments thereto to the extent effective on the date hereof, unless any violation or noncompliance would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

          (gg) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (hh) Except as described in the Final Offering Memorandum, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company.

          (ii) The Company and each of its subsidiaries possess all licenses, patents, patent rights, patent applications, inventions, trade secrets, know-how, proprietary information and techniques, including processes, trademarks, service marks, trade names, computer software and copyrights described or referred to in the Final Offering Memorandum or owned or used by them or that are necessary for and/or used in the conduct of their business as described in the Final Offering Memorandum, except where the failure to possess would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. Any registrations covering such patents, trademarks, service marks, trade names or copyrights owned by, or licensed to, the Company are valid and subsisting, have not been cancelled, abandoned or otherwise terminated and, if applicable, have been duly issued or filed, except where any non-validity, failure to be subsisting, cancellation, abandonment or termination would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries is aware of or has received any notice of infringement of, or conflict or claimed conflict with, asserted rights of others with respect to any licenses, patents, patent rights, patent applications, inventions, trade secrets, know-how, proprietary information or techniques, including processes, trademarks, service marks, trade names, computer software or copyrights.

          (jj) Except as described in the Final Offering Memorandum, neither the Company nor any of its subsidiaries has any agreement or understanding with any other person or entity for the acquisition of any stock, other securities, assets or operations of such person or entity, which acquisition would be material to the Company and its subsidiaries taken as a whole.

          (kk) Neither the Company nor any agent thereof acting on its behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

          (ll) No bid or purchase by the Company, and no bid or purchase that could be attributed to the Company (as a result of bids or purchases by an "affiliated purchaser" within the meaning of Rule 10b-6 under the Exchange
     Act), for or of the Common Stock, any securities of the same class or series as the Common Stock or any securities immediately convertible into or exchangeable for or that represent any right to acquire Common Stock, is now pending or in progress or will have commenced at any time prior to the completion of the distribution of the Securities by the Initial Purchasers that would constitute a violation under Rule 10b-6 under the Exchange Act.

          5. Offering of Securities. Each Initial Purchaser (i) acknowledges that the Securities have not been registered under the Act and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act or pursuant to an effective registration statement under the Act and (ii) severally and not jointly represents and warrants to and agrees with the Company that:

          (a) It has not offered or sold, and will not offer or sell, any Securities except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A, (ii) to other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D) who provide to it and to the Company a letter in the form of Annex A to the Final Offering Memorandum or (iii) to non-U.S. Persons in accordance with Regulation S of the Act.

          (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States, except pursuant to a registered public offering as provided in the Registration Rights Agreement.

          (c) No Initial Purchaser or any of their respective affiliates, nor any person acting on its or their behalf will, directly or indirectly, make offers or sales of any Security, or solicit offers to buy any Security, under circumstances that would require the registration of the Securities under the Act.

          (d) No Initial Purchaser or any of their respective affiliates, nor any person acting on its or their behalf will engage in any directed selling efforts in the United States with respect to the Securities, except pursuant to a registered public offering as provided in the Registration Rights Agreement.

          (e) Each of the Initial Purchasers are participating organizations in the Depository Trust Company ("DTC").

          (f) The Securities have not been and will not be registered under the Act, are "restricted securities" within the meaning of Rule 144 under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each of the Initial Purchasers represents that it has not offered, sold or delivered the Securities, and will not offer, sell or deliver the Securities (i) (A) as part of its distribution at any time or (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date within the United States or to, or for the account or benefit of, U.S. persons, except in accordance with Rule 903 of Regulation S or Rule 144A under the Act, or to institutional "accredited investors" in accordance with Section 5(a) or
     (ii) in violation of Rule 144 under the Act. Accordingly, each Initial Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts as defined in Regulation S with respect to the Securities, and it, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restriction requirements of Regulation S.

          (g) Each of the Initial Purchasers represents and agrees that the Securities offered and sold in reliance on Regulation S have been and will be offered and sold only in

     "offshore transactions" within the meaning of Regulation S and that such Securities have been and will be represented upon issuance by a global security that may not be exchanged for definitive Securities until the expiration of the Restricted Period (as defined in Regulation S) and only upon certification of beneficial ownership of the Securities by a non-U.S. Person or a U.S. person who purchased such Securities in a transaction that was exempt from the registration requirements of the Act.

          (h) Each of the Initial Purchasers agrees that, at or prior to confirmation of a sale of Securities (other than a sale pursuant to Rule 144A or to institutional "accredited investors" in accordance with Section 5(a)), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the Restricted Period a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the United States Securities Act of 1933, amended
          (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) (A) as part of their distribution at any time or (B) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S
          (or Rule 144A if available) under the Securities Act or
          (ii) in violation of Rule 144 under the Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this Section 5 that have meanings assigned to them in Regulation S are used herein as so defined.

          6. Indemnification. (a) The Company agrees to indemnify and hold harmless (i) each Initial Purchaser, (ii) each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or
     Section 20 of the Exchange Act, and (iii) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchasers or any controlling person (collectively, the "Indemnified Parties") from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Final Offering Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or the Preliminary Offering Memorandum, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which made, not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished in writing to the Company by or on behalf of any Initial Purchaser through you expressly for use therein. The foregoing indemnity, however, insofar as it relates to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Offering Memorandum but eliminated or remedied in the Final Offering Memorandum shall not inure to the benefit of any Indemnified Party with respect to any action or claim asserted by a person who purchased any Notes from such Initial Purchaser unless such person was sent or given a copy of the Final Offering Memorandum with or prior to the written confirmation of the sale involved.

          (b) In case any action shall be brought against any Indemnified Party, based upon the Preliminary Offering Memorandum or the Final Offering Memorandum or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such Indemnified Party shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all fees and expenses. Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment of such counsel has been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Company, and such Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such

     Indemnified Party, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Parties, which firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation and that all such reasonable fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without its written consent, but if settled with its written consent, it agrees to indemnify and hold harmless any Indemnified Party from and against any loss or liability by reason of such settlement. Notwithstanding the immediately preceding sentence, if in any case where the indemnifying party agrees in writing subsequent to the date hereof that it will be responsible for the fees and expenses of counsel for the Indemnified Party and the Indemnified Party shall have requested the indemnifying party to reimburse the Indemnified Party for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than twenty business days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the Indemnified Party in accordance with such request for reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

          (c) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless (i) the Company, (ii) each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and (iii) the officers, directors, partners, employees, representatives and agents of the Company or any such controlling person (collectively, the "Indemnified Company Parties") to the same extent as the foregoing indemnity from the Company to each Initial Purchaser but only with reference to information relating to such Initial Purchaser furnished in writing by or on behalf of such Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto). In case any action shall be brought against any Indemnified Company Party based on the Preliminary Offering Memorandum or Final Offering Memorandum and in respect of which indemnity may be sought against any Initial Purchaser, the Initial Purchaser shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof such Initial Purchaser shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Initial Purchaser), and the Indemnified Company Party shall have the rights and duties given to the Initial Purchaser, by paragraph 6(b) hereof.

          (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities. If the allocation provided by the immediately preceding sentence is not permitted by applicable law for any reason, the Company and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Initial Purchasers in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, and the total discounts and commissions received by the Initial Purchasers in connection with the purchase of the Securities hereunder, bear to the total price to investors, in each case as set forth on the cover page of the Final Offering Memorandum. The relative fault of the Company and the Initial Purchasers shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this paragraph 6(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Initial Purchaser (or any related Indemnified Party) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the Securities exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this paragraph 6(d) are several in proportion to the respective principal amount of Notes purchased by each of the Initial Purchasers and not joint.

          7. Conditions of Initial Purchasers' Obligations. The several obligations of the Initial Purchasers to purchase the Firm Notes under this Agreement on the Closing Date and the Additional Notes, if any, on an Option Closing Date are subject to the satisfaction of each of the following conditions:

          (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date or an Option Closing Date, as the case may be, with the same force and effect as if made on and as of the Closing Date or an Option Closing Date.

          (b) The Final Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable following the date of this Agreement or at such other date and time as to which you may agree; and no stop order suspending the sale of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

          (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date or any Option Closing Date, prevent the issuance of the Securities; and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date or any Option Closing Date which would prevent the issuance of the Securities on the Closing Date or any Option Closing Date.

          (d) (i) Since the date of the latest balance sheet included in the Final Offering Memorandum, there shall not have been any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company, (ii) since the date of the latest balance sheet included in the Final Offering Memorandum there shall not have been any material change, or any development that could reasonably be expected to result in a material adverse change, in the capital stock or in the long-term debt of the Company from that set forth in the Final Offering Memorandum, other than changes resulting from (x) the exercise of stock options which were granted under the Company's currently existing stock option plans or agreements or (y) the exercise of warrants granted to Creditanstalt-Bankverein pursuant to the Warrant Agreement between the Company and Creditanstalt-Bankverein dated as of January 3, 1995, as amended, (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those reflected in the Final Offering Memorandum and (iv) on the Closing Date or an Option Closing Date, as the case may be, you shall have received a certificate dated the Closing Date (or an Option Closing Date, as appropriate), signed by John K. Carlyle and James M. Greenwood, in their capacities as the Chief Executive Officer and Chief Financial Officer of the Company, respectively, confirming the matters set forth in paragraphs (a), (b) and (d) of this Section 7.

          (e) The Company and the Trustee shall have entered into the Indenture and you shall have received counterparts, conformed as executed, thereof.

          (f) The Company shall have entered into the Registration Rights Agreement and you shall have received counterparts, conformed as executed, thereof.

          (g) You shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion (reasonably satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date (or an Option Closing Date, as appropriate) of Vinson & Elkins L.L.P., counsel for the Company, to the effect that:

              (i) each of the Company and its subsidiaries that are corporations is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority required to carry on its business as it is currently being conducted and to own, lease and operate its properties;

              (ii) each of the Company and its subsidiaries that are corporations is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

             (iii) all of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's subsidiaries that are corporations have been duly authorized and validly issued and are fully paid and non-assessable, and, to such counsel's knowledge, except as set forth in the Final Offering Memorandum, are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature;

              (iv) assuming the accuracy of the representations and warranties of the Company and the Initial Purchasers contained in this Agreement, the issuance and sale of the Securities to the Initial Purchasers and the offering, resale and delivery of the Securities by the Initial Purchasers, in each case in the manner contemplated by the Final Offering Memorandum, are exempt from the registration requirements of the Act and until the effectiveness of the Shelf Registration Statement it shall not be necessary to qualify the Indenture under the Trust Indenture Act;

               (v) the Company has the corporate power and authority to enter into and perform this Agreement, the Indenture, the Securities and the Registration Rights Agreement;

              (vi) the Indenture has been duly authorized, executed and delivered by the Company and (assuming due execution and delivery thereof by the Trustee) is a valid and binding agreement of the Company, enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, rehabilitation, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity, and except to the extent that the waiver contained in Section 4.9 of the Indenture may not be enforceable.

             (vii) the Notes have been duly authorized and when executed and authenticated in accordance with the provisions of the Indenture and delivered to the Initial Purchasers against payment therefor as provided by this Agreement, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, rehabilitation, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity, and except to the extent that the waiver contained in Section
          4.9 of the Indenture may not be enforceable, and to such counsel's best knowl-edge, except as otherwise set forth in the Final Offering

          Memorandum, the issuance of the Notes is not subject to any preemptive or similar rights;

            (viii) The Notes are convertible into Common Stock in accordance with the terms of the Indenture; the shares of Common Stock initially issuable upon conversion of the Notes have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; to such counsel's best knowledge, the issuance of such Common Stock is not subject to any preemptive or similar rights;

              (ix) the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnity and contribution thereunder may be limited by applicable law and except as the enforceability thereof may be limited by bankruptcy, rehabilitation, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity;

               (x) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnity and contribution thereunder may be limited by applicable law and except as the enforceability thereof may be limited by bankruptcy, rehabilitation, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity;

              (xi) the Notes, the Indenture and the Registration Rights Agreement conform as to legal matters to the descriptions thereof contained in the Final Offering Memorandum;

             (xii) the authorized capital stock of the Company, including the Common Stock, conforms in all material respects as to legal matters to the description thereof contained under the caption "Description of Capital Stock" in the Final Offering Memorandum;

            (xiii) to the best knowledge of such counsel, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or any Subsidiary except as otherwise disclosed in the Final Offering Memorandum and except for the pledge to the Banks of capital stock of certain of the subsidiaries;

             (xiv) all the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive rights, rights of first refusal or other similar rights (in each case created by statute or under the Company's certificate of incorporation or bylaws or any agreement to which the Company is a party of which such counsel has knowledge), except for those that have been waived or satisfied in writing;

              (xv) the statements under the caption "Certain Federal Income Tax Consequences" in the Final Offering Memorandum insofar as such statements constitute a summary of legal matters, fairly present such legal matters in all material respects;

             (xvi) to the best of such counsel's knowledge after due inquiry, neither the Company nor any of its subsidiaries is in violation of its respective charter or bylaws and neither the Company nor any of its subsidiaries has received or expects to receive notice that it is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound;

            (xvii) the execution, delivery and performance of this Agreement, the Indenture and the Registration Rights Agreement by the Company, compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body

          (except as such may be required under the Act, the Trust Indenture Act, or other securities or Blue Sky laws) and will not contravene or constitute a breach of any of the terms or provisions of, or a default under, the charter or bylaws of the Company or any of its subsidiaries or any agreement, indenture or other instrument known to and identified to such counsel by the Company as material to which the Company and any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties are bound, or violate or contravene any laws, administrative regulations or rulings or court decrees known to such counsel applicable to the Company or any of its subsidiaries or their respective properties; provided, however, that the repurchase of the Notes upon the consummation of a change of control under the Indenture would constitute a breach of the Loan Agreement;

           (xviii) such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject which would be required to be described in the Final Offering Memorandum if the Final Offering Memorandum were a prospectus included in a registration statement on Form S-3 under the Act and is not so described, and no contract or other document exists which would be required to be described in the Final Offering Memorandum if the Final Offering Memorandum were a prospectus included in a registration statement on Form S-3 under the Act and is not so described;

             (xix) the Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended; and

              (xx) to the best of such counsel's knowledge, except as otherwise set forth in the Final Offering Memorandum, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company.

          In addition to the matters set forth above, such opinion shall include a statement that such counsel has no reason to believe that (except for financial statements and other financial and statistical information and data, as to which no opinion need be expressed) the Final Offering Memorandum, as of its date and as of the Closing Date or the Option Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In providing such statement with respect to the matters covered by the immediately preceding paragraph, such counsel may state that their opinion and belief are based upon their participation in the preparation of the Final Offering Memorandum and review and discussion of the contents thereof, but are without independent check or verification except as specified.

          The opinion of Vinson & Elkins L.L.P. described in this paragraph 7(g) shall be rendered to you at the request of the Company and shall so state therein.

          (h) You shall have received on the Closing Date an opinion (reasonably satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date, of Richard A. Parr II, Executive Vice President, General Counsel and Secretary for the Company, to the effect that:

          (i) each of the Company and its subsidiaries has such permits, licenses, franchises, consents, approvals, orders, certificates and authorizations of governmental or regulatory authorities ("permits") as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Final Offering Memorandum except where the failure to have a permit would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

          (ii) to the best of such counsel's knowledge, each of the Company and its subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus, except where the failure to perform or fulfill such material obligations or the occurrence of any such event would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and

         (iii) to the best of such counsel's knowledge, each permit is in full force and effect, each of the Company and its subsidiaries is operating in compliance with its permits, and there are no proceedings pending or threatened against the Company or any of its subsidiaries that seek to cause any permit material to the conduct or prospects of the business of the Company and its subsidiaries, taken as a whole, to be revoked, withdrawn, cancelled, suspended or not renewed, except where the failure of a permit to be in full force or effect or noncompliance with a permit would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (i) You shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion, dated the Closing Date (or an Option Closing Date, as appropriate), of Weil, Gotshal & Manges LLP, counsel for the Initial Purchasers, as to the matters referred to in clauses (iv),
     (vi), (vii), (viii), (ix), (x) and (xi) of paragraph 7(g).

          In addition to the matters set forth above, such opinion shall include a statement that such counsel has no reason to believe that the Final Offering Memorandum, as amended or supplemented, if applicable (except for financial statements and other financial and statistical information and data, as to which no opinion need be expressed) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In providing such statement with respect to the matters covered by the immediately preceding paragraph, such counsel may state that their opinion and belief are based upon their participation in the preparation of the Final Offering Memorandum and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

          (j) You shall have received letters on and as of the Closing Date or an Option Closing Date, as the case may be, in form and substance satisfactory to you, from Arthur Andersen LLP, independent public accountants, with respect to the financial statements and certain financial information contained or incorporated by reference in the Final Offering Memorandum and substantially in the form and substance of the letters delivered to you by such independent public accountants on the date of this Agreement.

          (k) The Company shall not have failed at or prior to the Closing Date or an Option Closing Date, as the case may be, to perform or comply in any material respect with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

          (l) The several obligations of the Initial Purchasers to purchase any Additional Notes hereunder are subject to satisfaction on and as of each Option Closing Date of the conditions set forth in paragraphs (a) through
     (k) except that the opinions called for in paragraphs (g), (h) and (i) and the letters referred to in paragraph (j) shall be revised to reflect the sale of the Additional Notes.

          8. Effective Date of Agreement and Termination. This Agreement shall become effective upon the execution of this Agreement.

          This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company if any of the following has occurred:
(i) since the respective dates as of which information is given in the Final Offering Memorandum, any material adverse change, or development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole, or the earnings, affairs, or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable to market the Securities on the terms and in the manner contemplated in the Final Offering Memorandum, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable to market the Securities on the terms and in the manner contemplated in the Final Offering Memorandum, (iii) the suspension or material limitation of trading in securities on the

New York Stock Exchange, the American Stock Exchange or The Nasdaq Stock Market or limitation on prices for securities on any such exchange or The Nasdaq Stock Market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

          9. Default by an Initial Purchaser. If one of the Initial Purchasers shall fail to purchase and pay for any of the Notes agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for the Notes which the defaulting Initial Purchaser agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Notes which the defaulting Initial Purchaser agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Notes set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such non-defaulting Initial Purchasers do not purchase all the Notes, this Agreement will terminate without liability to any non-defaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date or the Option Closing Date, as the case may be, shall be postponed for such period, not exceeding seven days, as the remaining Initial Purchasers shall determine in order that the required changes in the Final Offering Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any non-defaulting Initial Purchaser for damages occasioned by its default hereunder.

          10. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to OccuSystems, Inc., 3010 LBJ Freeway, Suite 400, Dallas, Texas 75234, (b) if to any Initial Purchaser, c/o Donaldson, Lufkin & Jenrette Securities Corporation, 2200

Ross Avenue, Suite 2900, Dallas, Texas 75201, Attention: William G. Payne, or in any case to such other address as the person to be notified may have requested in writing.

          The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and its officers and directors and of the several Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Initial Purchaser or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Notes and payment for them hereunder and (iii) termination of this Agreement.

          If this Agreement shall be terminated by the Initial Purchasers because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company shall reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

          Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Initial Purchasers, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Notes from any of the several Initial Purchasers merely because of such purchase.

          This Agreement shall be governed and construed in accordance with the internal laws of the State of New York.

          This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

          Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Initial Purchasers.

                                            Very truly yours,

                                            OCCUSYSTEMS, INC.



                                            By: /s/ RICHARD A. PARR II
                                               ------------------------------
                                            Name:   Richard A. Parr II
                                                 ----------------------------
                                            Title:  Executive Vice President,
                                                  ---------------------------
                                                    General Counsel and
                                                    Secretary


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION


By: /s/ RICHARD DEITCH
   ------------------------------------

Name:   Richard Deitch
     ----------------------------------

Title:  Vice President
      ---------------------------------

ALEX. BROWN & SONS INCORPORATED


By: /s/ ALEXANDER T. DAIGNAULT, JR.
   ------------------------------------

Name:   Alexander T. Daignault, Jr.
     ----------------------------------

Title:  Managing Director
      ---------------------------------


PIPER JAFFRAY INC.


By: /S/ MARK COPMAN
   ------------------------------------

Name:   Mark Copman
     ----------------------------------

Title:  Managing Director
      ---------------------------------

                                  SCHEDULE I


                                           Number of
                                         Firm Notes to
   Name of Initial Purchaser              be Purchased
   -------------------------             -------------
Donaldson, Lufkin, & Jenrette
Securities Corporation .............      $ 46,750,000

Alex. Brown & Sons
Incorporated........................      $ 25,500,000

Piper Jaffray Inc...................      $ 12,750,000
                                          ------------
     Total..........................      $ 85,000,000
                                          ============

                                                                       EXHIBIT A



                  6% CONVERTIBLE SUBORDINATED NOTES DUE 2001

                         REGISTRATION RIGHTS AGREEMENT

                         DATED AS OF DECEMBER 24, 1996


                                 BY AND AMONG


                               OCCUSYSTEMS, INC.
                                AS THE COMPANY,


                                      AND


                         DONALDSON, LUFKIN & JENRETTE
                            SECURITIES CORPORATION


                        ALEX. BROWN & SONS INCORPORATED


                                      AND


                              PIPER JAFFRAY INC.,
                           AS THE INITIAL PURCHASERS

     This Registration Rights Agreement is made and entered into as of December 24, 1996, by and among OccuSystems, Inc., a Delaware corporation (the "Company"), and Donaldson, Lufkin & Jenrette Securities Corporation, Alex. Brown & Sons Incorporated and Piper Jaffray Inc. (collectively, the "Initial Purchasers").

     This Agreement is made pursuant to the Purchase Agreement, dated December 18, 1996, among the Company and the Initial Purchasers (the "Purchase Agreement"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights contained in this Agreement to the Initial Purchasers and to their respective direct and indirect transferees. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement.

     The parties hereby agree as follows:

I.  Definitions

     As used in this Agreement, the following terms shall have the following meanings:

     Advice:  As defined in the last paragraph of Section 4 hereof.

     Affiliate of any specified person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

     Agreement: This Registration Rights Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

     Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     Closing Date:  The Closing Date as defined in the Purchase Agreement.

     Common Stock:  Common Stock, $.01 par value per share, of the Company.

     Company: OccuSystems, Inc., a Delaware corporation, and any successor corporation thereto.

     controlling person:  As defined in Section 6(a) hereof.

     Damage Payment Date: Each of the semi-annual interest payment dates provided in the Indenture.

     Effectiveness Period:  As defined in Section 2(a) hereof.

     Effectiveness Target Date:  The 180th day following the Closing Date.

     Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC pursuant thereto.

     Filing Date:  The 90th day after the Closing Date.

     Holder:  Each registered holder of any Transfer Restricted Securities.

     Indemnified Person:  As defined in Section 6(a) hereof.

     Indenture: The Indenture, dated the date hereof, between the Company and the Trustee thereunder, pursuant to which the Notes are being issued, as amended, modified or supplemented from time to time in accordance with the terms thereof.

     Initial Purchasers:  As defined in the preamble hereof.

     Liquidated Damages:  As defined in Section 3(a) hereof.

     Notes: Up to $97,750,000 aggregate principal amount of 6% Convertible Subordinated Notes due 2001 of the Company being issued (or authorized to be issued) pursuant to the Indenture.

     Paying Agent:  As defined in the Indenture.

     Proceeding: An action, claim, suit or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

     Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated pursuant to the Securities
Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Transfer Restricted Securities covered by such Registration Statement, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

     Registration Default:  As defined in Section 3(a) hereof.

     Registration Statement: Any registration statement of the Company that covers any of the Transfer Restricted Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

     Rule 144: Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

     Rule 144A: Rule 144A promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

     Rule 158: Rule 158 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

     Rule 174: Rule 174 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

     Rule 415: Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

     Rule 424: Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

     SEC:  The Securities and Exchange Commission.

     Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

     Shelf Registration Statement:  As defined in Section 2 hereof.

     Special Counsel: Any special counsel to the holders of Transfer Restricted Securities, for which holders of Transfer Restricted Securities will be reimbursed pursuant to Section 5(b) hereof.

     TIA:  The Trust Indenture Act of 1939, as amended.

     Transfer Restricted Securities: The Notes and the shares of Common Stock into which the Notes are convertible, upon original issuance thereof, and at all times subsequent thereto, until, in the case of any such Note or share, the earliest of (i) the date on which it has been registered effectively pursuant to the Securities Act and disposed of in accordance with the Registration Statement relating to it, (ii) the date on which either such Note or the shares of Common Stock issued upon conversion of such Note are distributed to the public pursuant to Rule 144 (or any similar provisions then in effect) or are salable pursuant to Rule 144(k) promulgated by the SEC pursuant to the Securities Act or (iii) the date on which it ceases to be outstanding.

     Trustee: United States Trust Company of New York, the trustee under the Indenture.

     underwritten registration or underwritten offering: A registration in connection with which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective Registration Statement.

2.  Shelf Registration

          (a) The Company agrees to file with the SEC as promptly as practicable after the Closing Date, but in no event later than the Filing Date, a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Transfer Restricted Securities (the "Shelf Registration Statement"). The Shelf Registration Statement shall be on Form S-3 under the Securities Act or another appropriate form permitting registration of such Transfer Restricted Securities for resale by the Holders in the manner or manners reasonably designated by them (including, without limitation, one or more underwritten offering). The Company shall use all reasonable efforts, as described in Section 4, to cause the Shelf Registration Statement to be declared effective pursuant to the Securities Act as promptly as practicable following the filing thereof, but in no event later than the Effectiveness Target Date, and to keep the Shelf Registration Statement continuously effective under the Securities Act for 36 months after the Closing Date (the "Effectiveness Period"), or such shorter period ending when either (1) all Transfer Restricted Securities covered by the Shelf Registration Statement have been sold in the manner set forth in the Shelf Registration Statement or
(2) there cease to be outstanding any Transfer Restricted Securities.

          (b) Supplements and Amendments. The Company shall use all reasonable efforts to keep the Shelf Registration Statement continuously effective by supplementing and amending the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement, if required by the Securities Act, or if reasonably requested by the holders of a majority of the Transfer Restricted Securities (on a fully converted basis) covered by such Shelf Registration Statement or by any underwriter of such Transfer Restricted Securities.

          (c) Suspension of Shelf Registration Statement. Notwithstanding anything to the contrary in this Section 2, but subject to compliance with
 Section 3, the Company may, by delivering written notice to the Holders, prohibit offers and sales of Transfer Restricted Securities pursuant to the Shelf Registration Statement at any time if (A) (i) the Company is in possession of material non-public information, (ii) the Company determines (based on advice of counsel) that such prohibition is necessary in order to avoid a requirement to disclose such material non-public information and (iii) the Company determines in good faith that disclosure of such material non-public information would not be in the best interests of the Company and its stockholders or (B) (i) the Company has made a public announcement relating to an acquisition or business combination transaction including the Company and/or one or more of its subsidiaries that is material to the Company and its subsidiaries taken as a whole and (ii) the Company determines in good faith that (x) offers and sales of Transfer Restricted Securities pursuant to the Shelf Registration Statement prior to the consummation of such transaction (or such earlier date as the Company shall determine) is not in the best interests of the Company and its stockholders or (y) that it would be impracticable at the time to obtain any financial statements relating to such acquisition or business combination transaction that would be required to be set forth in the Shelf Registration Statement; provided, however, that upon (i) the public disclosure by the Company of the material non-public information described in clause (A) of this paragraph or (ii) the abandonment or termination of, or the availability of the required financial statements with respect to, a transaction described in clause (B) of this paragraph, the suspension of the use of the Shelf Registration Statement pursuant to this Section 2(c) shall cease and the Company shall promptly comply with Section 4(b) hereof.

3.  Liquidated Damages

          (a) The Company and the Initial Purchasers agree that the Holders of Transfer Restricted Securities will suffer damages if the Company fails to fulfill its obligations pursuant to Section 2 and Section 4(b) hereof and that it would not be possible to ascertain the extent of such damages. Accordingly, in the event of such failure by the Company to fulfill such obligations, the Company hereby agrees to pay liquidated damages ("Liquidated Damages") to each Holder of Transfer Restricted Securities under the circumstances and to the extent set forth below:

              (i) if the Shelf Registration Statement has not been filed with the SEC on or prior to the Filing Date; or

             (ii) if the Shelf Registration Statement is not declared effective by the SEC on or prior to the Effectiveness Target Date; or

            (iii) the Shelf Registration Statement has been declared effective by the SEC and thereafter ceases to be effective or the Prospectus contained therein ceases to be usable (including as a result of a suspension of the use of the Shelf Registration Statement as described in
     Section 2(c) hereof), for a period of time that exceeds 90 days in any period of 365 consecutive days;

(any of the foregoing, a "Registration Default") then the Company shall pay Liquidated Damages to each Holder of Transfer Restricted Securities during the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Notes and, if applicable, $.0015 per week per share (subject to adjustment in the event of stock splits, stock recombinations, stock dividends and the like) of Common Stock constituting Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues. The amount of such Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Notes and, if applicable, by $.0015 per week per share (subject to adjustment as set forth above) of Common Stock constituting Transfer Restricted Securities for each subsequent 90-day period until all Registration Defaults have been cured; provided, however, that Liquidated Damages shall not at any time exceed $.25 per week per $1,000 principal amount of Notes or, if applicable, $.0015 per week per share (subject to adjustment as set forth above) of Common Stock constituting Transfer Restricted Securities. Following the cure of all Registration Defaults relating to any Transfer Restricted Securities, the accrual of Liquidated Damages with respect to such Transfer Restricted Securities will cease. A Registration Default under clause (i) above shall be cured on the date that the Shelf Registration Statement is filed with the SEC; a Registration Default under clause (ii) above shall be cured on the date that the Shelf Registration Statement is declared effective by the SEC; and a Registration Default under clause (iii) above shall be cured on the date the Shelf Registration Statement is declared effective or the Prospectus contained therein again becomes usable.

          (b) The Company shall notify the Trustee within one Business Day after each and every date on which a Registration Default occurs. On each Damage Payment Date, Liquidated Damages shall be paid by the Company to the Holders of Transfer Restricted Securities as of the immediately preceding Record Date (as defined in the Indenture) specified in the Indenture in the same manner interest is paid to Holders of Notes pursuant to the Indenture. Each obligation to pay Liquidated Damages shall be deemed to commence accruing on the date of the applicable Registration Default and to cease accruing when all Registration Defaults have been cured. In no event shall the Company pay Liquidated Damages in excess of the applicable maximum weekly amount set forth above, regardless of whether one or multiple Registration Defaults exist (e.g., subject to increase as set forth above for each subsequent 90-day period, Liquidated Damages shall equal $.05 per week per $1,000 principal amount of Notes during the first 90-day period immediately following the occurrence of the first Registration Default regardless of whether additional Registration Defaults occur during such 90-day period).

4.  Registration Procedures

          In connection with the Company's registration obligations pursuant to
Section 2 above, the Company shall as expeditiously as possible:

          (a) No fewer than five Business Days prior to the initial filing of a Registration Statement or Prospectus and no fewer than two Business Days prior to the filing of any amendment or supplement thereto (other than any document that would be incorporated or deemed to be incorporated therein by reference), furnish to the Holders of the Transfer Restricted Securities, their Special Counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, their Special Counsel and such underwriters, if any, and cause the officers and directors of the Company, counsel to the Company and independent certified public accountants to the Company to respond to such inquiries as shall be necessary in connection with such Registration Statement, in the reasonable opinion of Special Counsel and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file any such Registration Statement or related Prospectus or any amendments or supplements thereto (other than any document that would be incorporated or deemed to be incorporated in the Registration Statement by reference) to which the Holders of a majority of the Transfer Restricted Securities, their Special Counsel, or the managing underwriters, if any, shall reasonably object on a timely basis; provided, that the Company may assume, for the purposes of this subparagraph (a), that objections to the inclusion of information specifically requested to be included in the Registration Statement by the staff of the SEC, or in the opinion of counsel to the Company required to be in the Registration Statement, or specifically required by the Securities Act or other applicable law, shall not be deemed to be reasonable;

          (b) Prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement as may be necessary, subject to Section 2(c) hereof, to keep such Registration Statement continuously effective for the applicable time period; cause, subject to Section 2(c) hereof, the Prospectus and any document incorporated or deemed to be incorporated therein by reference to be supplemented or amended, and file, subject to Section 2(c) hereof, any other required document so that, as thereafter delivered such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Transfer Restricted Securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented;

          (c) Notify the Holders of Transfer Restricted Securities to be sold or their Special Counsel and the managing underwriters, if any, promptly (and in the case of an event specified by clause (i)(A) of this paragraph in no event fewer than two Business Days prior to such filing), and (if requested by any such person), confirm such notice in writing, (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment is proposed to be filed, and,
(B) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information,
(iii) of the issuance by the SEC, any state securities commission, any other governmental agency or any court of any stop order, order or injunction suspending or enjoining the use or the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time any of the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 4(l) hereof cease to be true and correct in all material respects, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Transfer Restricted Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, and (vi) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that, in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (d) Use all reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of any order enjoining or suspending the use or effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Transfer Restricted Securities for sale in any jurisdiction, at the earliest practicable moment;

          (e) If requested by the managing underwriters, if any, or the Holders of a majority of the Transfer Restricted Securities (on a fully converted basis) being sold in connection with such offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such Holders reasonably request should be included therein relating to the terms of the sale of the Transfer Restricted Securities of such Holder in the Prospectus, and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this Section 4(e) that would, in the opinion of counsel for the Company, violate applicable law;

          (f) Furnish to each Holder of Transfer Restricted Securities, their Special Counsel and each managing underwriter, if any, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits, unless requested in writing by such Holder, counsel or managing underwriter);

          (g) Deliver to each Holder of Transfer Restricted Securities, their Special Counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses and each amendment or supplement thereto as such persons reasonably request; and the Company hereby consents, subject to Section 4(p) hereof, to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Transfer Restricted Securities and the underwriters, if any, in connection with the offering and sale of the Transfer Restricted Securities covered by such Prospectus and any amendment or supplement thereto;

          (h) Prior to any public offering of Transfer Restricted Securities, use all reasonable efforts to register or qualify or cooperate with the Holders of Transfer Restricted Securities to be sold, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Transfer Restricted Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder or underwriter reasonably requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject;

          (i) In connection with any sale or transfer of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company and to enable such Transfer Restricted Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may request at least two Business Days prior to any sale of Transfer Restricted Securities;

          (j) Use all reasonable efforts to cause the offering of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may require such registration or approval, except as may be required as a consequence of the nature of such selling Holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Transfer Restricted Securities; provided, however, that the Company shall not be required to register the Transfer Restricted Securities in any jurisdiction that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject or to require the Company to qualify to do business in any jurisdiction where it is not then so qualified;

          (k) Prior to the effective date of the first Registration Statement relating to the Transfer Restricted Securities, provide a CUSIP number for the Transfer Restricted Securities;

          (l) Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other reasonable actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the Holders of a majority of the Transfer Restricted Securities (on a fully converted basis) being sold) in order to expedite or facilitate the disposition of such Transfer Restricted Securities, and in such connection, if an underwriting agreement is entered into, (i) make such representations and warranties to the underwriters, if any, with respect to the business of the Company and its subsidiaries (including with respect to businesses or assets acquired or to be acquired by any of them), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, addressed to each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the underwriters; (iii) use all reasonable efforts to obtain customary "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed (where reasonably possible) to the selling Holders of Transfer Restricted Securities and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the selling Holders of Transfer Restricted Securities and the underwriters, if any, than those set forth in Section 6 hereof (or such other provisions and procedures acceptable to Holders of a majority of the Transfer Restricted Securities (on a fully converted basis) covered by such Registration Statement and the managing underwriters); and (v) deliver such documents and certificates as may be reasonably requested by the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) of this

Section 4(l) and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

          (m) Make available for inspection by a representative of the Holders of not less than 50% of the Transfer Restricted Securities (on a fully-converted basis) being sold, any underwriter participating in any such disposition of Transfer Restricted Securities, if any, and any Special Counsel, consultant or accountant retained by such selling Holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries as they may reasonably request (including with respect to business and assets acquired or to be acquired to the extent that such information is available to the Company), and cause the officers, directors, agents and employees of the Company and its subsidiaries (including with respect to business and assets acquired or to be acquired to the extent that such information is available to the Company) to supply all information in each case reasonably requested by any such representa tive, underwriter, attorney, consultant or accountant in connection with such Registration Statement, provided, however, that such persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to Federal securities laws in connection with the filing of any Registration Statement or the use of any Prospectus), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement;

          (n) Cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Transfer Restricted Securities; and in connection therewith, cooperate with the trustee under the Indenture and the holders of the Transfer Restricted Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use all reasonable efforts to cause such trustee to execute, all customary documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

          (o) Make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or reasonable efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter after the effective date of a Registration Statement, which statement shall cover said period, consistent with the requirements of Rule 158; and

          (p) concurrently with the effectiveness of the first Registration Statement (i) list all Notes and Common Stock covered by such Registration Statement on any securities exchange on which the Common Stock is then listed or
(ii) authorize for quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or the National Market System of NASDAQ all Notes and Common Stock covered by such Registration Statement if the Common Stock is then so authorized for quotation.

          The Company may require each seller of Transfer Restricted Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Transfer Restricted Securities as is required by law to be disclosed in the applicable Registration Statement and the Company may exclude from such registration the Transfer Restricted Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request. Each seller of Transfer Restricted Securities will furnish to the Company information concerning sales made pursuant to the Registration Statement. Each such Holder agrees, by the acquisition of Transfer Restricted Securities, and agrees to confirm such agreement in writing upon request of the Company, to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or of the occurrence of any event as a result of which any Prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Holder or such Holder's intended method of distribution of such Transfer Restricted Securities, or omits to state any material fact regarding such Holder or such Holder's intended method of distribution of such Transfer Restricted Securities, necessary to make the statements therein, in light of the circumstances then existing, not misleading and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain, with respect to such Holder or the distribution of such Transfer Restricted Securities, an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading.

          If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

          Each Holder of Transfer Restricted Securities agrees by acquisition of such Transfer Restricted Securities that, upon receipt of any notice from the Company pursuant to Section 2(c) hereof or of the happening of any event of the kind described in Section 4(c)(ii), 4(c)(iii), 4(c)(v) or 4(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Transfer Restricted Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(b) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities at the time of receipt of such notice.

5.   Registration Expenses

          (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by it whether or not any Registration Statement is filed or becomes effective and whether or not any securities are issued or sold pursuant to any Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the National Association of Securities Dealers, Inc., (B) in compliance with securities or Blue Sky laws (including, without limitation and in addition to that provided for in (b) below, reasonable fees and disbursements of counsel for the underwriters or Special Counsel for the Holders in connection with Blue Sky qualifications of the Transfer Restricted Securities and determination of the eligibility of the Transfer Restricted Securities for investment under the laws of such jurisdictions as the managing underwriters, if any, or Holders of a majority (on a fully converted basis) of Transfer Restricted Securities may designate)), and (c) the fees payable in connection with the listing of the Notes in accordance with Section 4(q) hereof, (ii) printing expenses (including, without limitation, expenses of printing certificates for Transfer Restricted Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriters, if any, (iii) messenger, telephone and delivery expenses,
(iv) fees and disbursements of counsel for the Company and Special Counsel for the Holders (plus any local counsel, deemed appropriate by the Holders of a majority of the Transfer Restricted Securities, on a fully converted basis), in accordance with the provisions of Section 5(b) hereof, (v) fees and disbursements of all independent certified public accountants referred to in
Section 4(m)(iii) (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance),
(vi) Securities Act liability insurance, if the Company so desires such insurance, and (vii) fees and expenses of all other persons retained by the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange. Notwithstanding the foregoing, the Holders of the Transfer Restricted Securities being registered shall pay all commissions, placement agent fees and underwriting discounts and commissions attributable to the sale of such Transfer Restricted Securities and the fees and disbursements of any counsel or other advisors or experts retained by such Holders (severally or jointly), other than Special Counsel.

          (b) In connection with any registration hereunder, the Company shall reimburse the Holders of the Transfer Restricted Securities being registered or tendered for in such registration for the reasonable fees and disbursements of not more than one firm of attorneys representing the selling Holders (in addition to any local counsel), which firm, if any, shall be chosen by the Holders of a majority of the Transfer Restricted Securities (on a fully converted basis).

6.  Indemnification

          (a) The Company agrees to indemnify and hold harmless (i) each Initial Purchaser, (ii) each Holder of Transfer Restricted Securities, (iii) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any of the foregoing (any of the persons referred to in this clause (iii) being hereinafter referred to as a "controlling person"), and (iv) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchasers, each Holder of Transfer Restricted Securities, or any controlling person (any person referred to in clause (i), (ii), (iii) or (iv) may hereinafter be referred to as an "Indemnified Person"), from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary Prospectus or in any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or preliminary Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Indemnified Person furnished in writing to the Company by or on behalf of such Indemnified Person expressly for use therein; provided that the foregoing indemnity with respect to any preliminary Prospectus shall not inure to the benefit of any Indemnified Person from whom the person asserting such losses, claims, damages, liabilities and judgments purchased securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary Prospectus is eliminated or remedied in the Prospectus and a copy of the Prospectus shall not have been furnished to such person in a timely manner; provided that the Company has delivered the Prospectus to such Indemnified Person in requisite quantity on a timely basis to permit such delivery or sending. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) In case any action shall be brought against any Indemnified Person, based upon any Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person and payment of all fees and expenses. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company,
(ii) the Company shall have failed to assume the defense and employ counsel or
(iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Person and the Company, and such Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Indemnified Person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Persons, which firm shall be designated in writing by such Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without its written consent, but if settled with its written consent, it agrees to indemnify and hold harmless any Indemnified Person from and against any loss or liability by reason of such settlement. Notwithstanding the immediately preceding sentence, if in any case where the indemnifying party agrees in writing subsequent to the date hereof that it will be responsible for the fees and expenses of counsel for the Indemnified Person and the Indemnified Person shall have requested the indemnifying party to reimburse the Indemnified Person for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if
(i) such settlement is entered into more than twenty Business Days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the Indemnified Person in accordance with such request for reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (c) In connection with any Registration Statement in which a Holder of Transfer Restricted Securities is participating, such Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and any person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Indemnified Person but only with reference to information relating to such Holder furnished in writing by or on behalf of such Holder expressly for use in such Registration Statement, the Prospectus or any preliminary prospectus. In case any action shall be brought against the Company, any of its directors or officers, or any person controlling the Company based on such Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against any Holder, the Holder shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, such Holder shall not be required to do so, but may employ separate counsel therein and participate in defense thereof but the fees and expenses of such counsel shall be at the expense of such Holder), and the Company, its directors and officers, and any person controlling the Company shall have the rights and duties given to the Indemnified Person, by
Section 6(b) hereof. This indemnity agreement will be in addition to any other liability which such Holder may otherwise have.

          (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments in such proportion as is appropriate to reflect the relative fault of the Company and each such Indemnified Person in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and each such Indemnified Person shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or such Indemnified Person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the Indemnified Persons were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Indemnified Person shall be required to contribute any amount in excess of the amount by which the proceeds received by it in connection with the sale of Transfer Restricted Securities pursuant to this Agreement exceeds the amount of any damages which such Indemnified Person has otherwise been required to pay or has paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Indemnified Persons' obligations to contribute pursuant to this Section 6(d) are several in proportion to the respective amount of Transfer Restricted Securities included in any such Registration Statement by each Indemnified Person and not joint.

7.  Rules 144 and 144A

          The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any holder of Transfer Restricted Securities, make available other information as required by, and so long as necessary to permit, sales of its Transfer Restricted Securities pursuant to Rule 144 and Rule 144A. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

8.  Underwritten Registrations

          (a) If any of the Transfer Restricted Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority (on a fully converted basis) of such Transfer Restricted Securities included in such offering, subject to the consent of the Company (which will not be unreasonably withheld or delayed).

          No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

          (b) Each Holder of Transfer Restricted Securities agrees, if requested (pursuant to a timely written notice) by the managing underwriters in an underwritten offering or placement agent in a private offering of the Company's securities, not to effect any sale or distribution (including a sale pursuant to Rule 144(k) and Rule 144A, but excluding non-public sales to any of its affiliates, officers, directors, employees and controlling persons of any of the Notes, in the case of an offering of the Company's debt securities, or the Common Stock, in the case of an offering of the Company's equity securities), during the period ending 90 days after the closing date of the underwritten offering.

          (c) The Initial Purchasers and all Holders of Transfer Restricted Securities agree that, notwithstanding any other term or provision hereof, the Company shall not be required to enter into any agreements (including underwriting agreements) or take any other actions contemplated by Section 4(l) hereof unless requested in writing by the holders of at least 50% of the Transfer Restricted Securities (on a fully converted basis) sold to the Initial Purchasers pursuant to the Purchase Agreement.

          The foregoing provisions shall not apply to any Holder of Transfer Restricted Securities if such Holder is prevented by applicable statute or regulation from entering into any such agreement.

9.  Miscellaneous

          (a) Remedies. In the event of a breach by the Company, or by a holder of Transfer Restricted Securities, of any of their obligations under this Agreement, each holder of Transfer Restricted Securities or the Company, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each holder of Transfer Restricted Securities agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

          (b) No Inconsistent Agreements. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the holders of Transfer Restricted Securities in this Agreement or otherwise conflicts with the provisions hereof.

          (c) No Piggyback on Registrations. The Company shall not grant to any of its security holders (other than the Holders of Transfer Restricted Securities in such capacity) the right to include any of its securities in any Shelf Registration Statement other than Transfer Restricted Securities.

          (d) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Holders of a majority of the then outstanding Tra nsfer Restricted Securities (on a fully converted basis); provided, however, that, for the purposes of this Agreement, Transfer Restricted Securities that are owned, directly or indirectly, by either the Company or an Affiliate of the Company shall not be deemed outstanding. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Transfer Restricted Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Transfer Restricted Securities may be given by Holders of a majority of the Transfer Restricted Securities (on a fully converted basis) being sold by such Holders pursuant to such Registration Statement; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

          (e) Notices. All notices and other communications provided for herein shall be made in writing by hand-delivery, next-day air courier, certified first-class mail, return receipt requested, telex or telecopy:

               (i) if to the Company, as provided in the Purchase Agreement,

              (ii) if to the Initial Purchasers, as provided in the Purchase
                   Agreement, or

             (iii) if to any other person who is then the registered Holder of any Transfer Restricted Securities, to the address of such Holder as it appears in the Note or Common Stock register of the Company.

          Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one Business Day after being timely delivered to a next day air courier; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; and when receipt is acknowledged by the recipient's telecopier machine, if telecopied.

          (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder of Transfer Restricted Securities. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder of Transfer Restricted Securities. Notwithstanding the foregoing, no transferee shall have any of the rights granted under this Agreement until such transferee shall acknowledge its rights and obligations hereunder by a signed written statement of such transferee's acceptance of such rights and obligations.

          (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.

          (h)  Governing Law.

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York without regard to principles of conflicts of law.

          (i) Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (j) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All references made in this Agreement to "Section" and "paragraph" refer to such Section or paragraph of this Agreement, unless expressly stated otherwise.

          (k) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover its reasonable attorneys' fees in addition to any other available remedy.

          IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first written above.


                                            OCCUSYSTEMS, INC.



                                            By:________________________________

                                            Name:______________________________

                                            Title:_____________________________

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
ALEX. BROWN & SONS INCORPORATED
PIPER JAFFRAY INC.

By:  Donaldson, Lufkin & Jenrette
      Securities Corporation


By:______________________________

Name:____________________________

Title:___________________________